UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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FIRST COMMUNITY CORPORATION

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FIRST COMMUNITY CORPORATION
809 WEST MAIN STREET
ROGERSVILLE, TENNESSEE 37857

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2005

To the Shareholders of First Community Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of First Community Corporation (the “Company”) will be held at the main office of the Company, located at 809 West Main Street, Rogersville, Tennessee, on Wednesday, May 11, 2005 at 9:00 a.m. (local time) for the following purposes:

     (1) To elect nine directors to hold office for a period of one year and until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 15, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The Annual Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Annual Meeting or any adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Meeting.

Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting. To assure that your shares are represented at the meeting, whether or not you plan to attend, please mark, date, sign, and promptly return the enclosed proxy. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors,

Mark A. Gamble,
President

Rogersville, Tennessee
April 15, 2005

INFORMATION CONCERNING THE SOLICITATION
REVOCABILITY OF PROXIES AND INFORMATION CONCERNING VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BIOGRAPHIES OF DIRECTORS AND OFFICERS
BIOGRAPHIES OF OTHER KEY PERSONNEL OF THE BANK
CODE OF ETHICS
COMPENSATION OF DIRECTORS AND OFFICERS
OPTION GRANTS BY THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2004
THE COMPANY’S STOCK INCENTIVE PLANS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SHAREHOLDER PROPOSALS AND COMMUNICATION TO THE BOARD OF DIRECTORS
ANNUAL REPORT ON FORM 10-KSB

FIRST COMMUNITY CORPORATION
809 WEST MAIN STREET
ROGERSVILLE, TENNESSEE 37857
(423) 272-5800

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING THE SOLICITATION

     This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of First Community Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, May 11, 2005, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The information contained herein is as of the date of the accompanying notice unless otherwise indicated.

     The Company expects to mail this proxy statement and the accompanying notice on or about April 15, 2005. The solicitation of the proxy accompanying this proxy statement is made by and on behalf of the Board of Directors of the Company, and all expenses of preparing, printing, and mailing the proxy and all materials used in solicitation thereof will be borne directly or indirectly by the Company. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers, and other personnel of the Company and its affiliates, none of whom will receive additional compensation for such services. Arrangements will be made with brokerage firms and other custodians, as well as with fiduciaries, to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities. The Company will reimburse such brokerage firms, custodians, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with forwarding these materials.

REVOCABILITY OF PROXIES AND
INFORMATION CONCERNING VOTING SECURITIES

     Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Company’s Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All proxies evidenced by proxy cards that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions specified thereon. If no instructions are indicated on the proxy card, all shares represented by that proxy will be voted (i) “FOR” election of nominees for director named herein; and (ii) in the proxy holder’s discretion on any other matter which may properly come before the Annual Meeting.

     The Board of Directors of the Company does not know of any other matters that will be presented for action at the Annual Meeting, but the persons named in the proxy intend to vote or act on any other proposal that may be presented for action in accord with their best judgment.

     As of the record date, which is April 15, 2005, the Company has issued and outstanding 1,913,452 shares of its no par value common stock. Holders of common stock are entitled to one vote for each share of the Company’s common stock held on all matters to come before the Annual Meeting. Only shareholders of record at the close of business on April 15, 2005, are entitled to vote at the Annual Meeting or any adjournment thereof.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of the Company’s common stock is required to establish a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Annual Meeting. (A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal, because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.)

     The directors standing for election must be elected by a plurality of the shares entitled to vote at the Annual Meeting. Any other action to be taken at the Annual Meeting must be approved by a majority of the votes cast. None of the proposals will give any shareholder of the Company the right to dissent from such action, and to thereby obtain payment in cash of the fair value of that shareholder’s shares.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 15, 2005, beneficial ownership of the Company’s common stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes (i) all of the Company’s common stock owned by shareholders known to the Company to own beneficially more than 5% of the shares issued and outstanding as of April 15, 2005, and (ii) the Company’s common stock over which the directors and executive officers directly or indirectly have or share voting or investment power. The shares listed below and the percentage of ownership for each person named below have been calculated assuming that all presently exercisable options and options issued pursuant to any of the Company’s stock option plans, which will become exercisable within 60 days from the date of this table, have been exercised.

	NUMBER OF SHARES
NAME AND ADDRESS	BENEFICIALLY OWNED	PERCENTAGE OF SHARES
OF BENEFICIAL OWNER	ON APRIL 15, 2005	OUTSTANDING
Leland A. Davis(1) 5416 Orebank Road Kingsport, Tenn. 37661	27,000	*
Mark A. Gamble(2) 4507 Tanglewood Road Kingsport, Tenn. 37664	32,000	*
Kenneth E. Jenkins(3) 8501 Stagecoach Road Bulls Gap, Tenn. 37711	137,923	7.2%
Dr. David R. Johnson(4) 2608 Suffolk Street Kingsport, Tenn. 37660	37,469	2.0%
William J. Krickbaum(5) 704 W. Hills Drive Rogersville, Tenn. 37857	131,750	6.9%
Sidney K. Lawson(6) P.O. Box 700 Rogersville, Tenn. 37857	91,373	4.8%
A. Max Richardson 375 Westfield Place Kingsport, Tenn. 37664	8,064	*
Stewart A. Taylor P.O. Box 1638 Kingsport, Tenn. 37662	45,654	2.4%
Tommy W. Young(7) P.O. Box 652 Rogersville, Tenn. 37857	53,342	2.8%
Elizabeth O. Lollar(8) P.O. Box 712 Rogersville, Tenn. 37857	9,100	*
Jerry C. Greene(9) 265 Park Ridge Court Kingsport, Tenn. 37664	14,539	*
All Directors and Executive Officers as a group (11 persons)(10)	588,214	30.7%

*	denotes less than 1% of shares outstanding

(1)	Includes 6,000 shares that Mr. Davis currently has a right to acquire in connection with stock options granted by the Company and 21,000 shares in a trust of which he is a co-trustee and primary beneficiary and has shared voting and investment power with his spouse.

(2)	Includes 15,000 shares that Mr. Gamble currently has a right to acquire in connection with stock options granted by the Company and 12,000 shares held by his wife.

(3)	Includes 16,500 shares held by his wife and 3,000 shares that Mr. Jenkins currently has a right to acquire in connection with stock options granted by the Company.

(4)	Includes 5,025 shares held by his wife and 4,500 shares that Dr. Johnson currently has a right to acquire in connection with stock options granted by the Company.

(5)	Includes 8,142 shares held by his wife and 1,000 shares held by a child; 17,100 shares owned by Lyons Construction Company, all of the capital stock of which of owned by Mr. Krickbaum; 2,500 shares of K & K Enterprises, of which Mr. Krickbaum is the controlling principal; and 1,543 shares that Mr. Krickbaum currently has a right to acquire in connection with stock options granted by the Company.

(6)	Includes 20,036 shares held by his wife and 1,500 shares that Mr. Lawson currently has a right to acquire in connection with stock options granted by the Company.

(7)	Includes 2,069 shares held by his wife.

(8)	Includes 7,500 shares that Ms. Lollar currently has a right to acquire in connection with stock options granted by the Company.

(9)	Includes 7,500 shares that Mr. Greene currently has a right to acquire in connection with stock options granted by the Company.

(10)	Includes 46,543 shares that all directors and officers currently have a right to acquire in connection with stock options granted by the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     Directors of the Company are elected at each Annual Meeting and serve a one-year term that expires at the Annual Meeting of shareholders the following year. Incumbent directors remain in office until their successors are elected and qualified or until the total number of directors authorized to serve on the Board is modified. The Company’s bylaws provide that no fewer than 3 and no more than 15 people shall serve on the Board of Directors, and the Board of Directors is authorized by the bylaws to fix either an exact size or variable size of the Board from time to time. The Board of Directors approved a mandatory retirement age for any new director that may be elected in the future but the mandatory retirement age does not apply to any directors currently serving.

     The Company’s current Board of Directors consists of 9 members, all of whom have been nominated for re-election as directors of the Company. All of the incumbent nominees have consented to be named in this proxy statement and have agreed to serve if elected. All of the nominees were elected at the Company’s 2004 Annual Meeting. With the exception of Mark A. Gamble, who was elected in January 1999, A. Max Richardson, who was elected in June 2001, and Stewart A. Taylor, who was elected in September 2002, all of the nominees have served as directors of the Company since the formation of the Company’s predecessor in 1993. All members of the Company’s Board of Directors comprise the Board of Directors of the Company’s wholly owned bank subsidiary, First Community Bank of East Tennessee (the “Bank”).

     The Company encourages each member of the board of directors to attend the Annual Meeting of Shareholders. All nine of the Company’s directors attended the 2004 Annual Meeting of Shareholders.

BIOGRAPHIES OF DIRECTORS AND OFFICERS

     Leland A. Davis, Director. Mr. Davis owned Lee Davis Oil Company, an oil jobber, from 1954 to 1976, when the business was sold. Since that time, he has been an active commercial real estate developer in Kingsport, Tennessee. Age 82.

     Mark A. Gamble, Director and President (and Chief Executive Officer of the Bank). Mr. Gamble has served as an officer of the Company (or of its predecessor) since its inception. He was appointed President of the Company in January 2000 and Chief Executive Officer of the Bank in April 2000. Prior to joining the Company, Mr. Gamble was an officer of First American National Bank and was also employed by the Federal Deposit Insurance Corporation. He is a graduate of East Tennessee State University. Age 50.

     Kenneth E. Jenkins, Director. Mr. Jenkins has been the Chief Executive Officer of Morristown Drivers Service, a trucking company, since 1993, and was the founder of Minco, Inc., a producer of industrial ceramic materials. Mr. Jenkins is an active investor in Morristown and Greeneville, Tennessee, and is also involved in farming. Age 79.

     Dr. David R. Johnson, Director. Dr. Johnson has practiced small animal medicine and surgery in Kingsport since 1979, and is owner of Kingsport Veterinary Hospital. He is a graduate of the University of Tennessee and Auburn School of Veterinary Medicine. Age 54.

     William J. Krickbaum, Director and Chairman of the Board. Mr. Krickbaum is the President of Lyons Construction Company, Inc., a heavy construction and bridge building company, and has served in that office since 1973, and he has been President of Tri-Cities Concrete Co., a supplier of transit mixed concrete, since 1988. He is also a partner in certain local joint ventures, including real estate developments. Age 63.

     Sidney K. Lawson, Director. Mr. Lawson is the President and Chief Executive Officer of Lawson Construction Company, Inc., a commercial contracting firm in Rogersville, and has served in that office since 1969. He is also actively engaged in farming. Age 61.

     A. Max Richardson, Director. Mr. Richardson is a real estate developer, selling and auctioning farmland and estates. He owns Richardson & Richardson Realty and Auction Company, Inc., and became President in 1994. He is a graduate of the University of Tennessee. Age 51.

     Stewart A. Taylor, Director. Mr. Taylor is the owner of Taylor Brands, LLC in Kingsport, which he founded in 1974, and is the general partner of Taylor Properties, a developer of commercial real estate. He is a graduate of Emory & Henry College. Age 52.

     Tommy W. Young, Director. Mr. Young has been General Manager of the Hawkins County Gas Utility District, a distributor of natural and propane gas, since 1977. He is also Vice Chairman of the Hawkins County Industrial Commission. Age 69.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO ELECT ALL DIRECTOR NOMINEES LISTED ABOVE FOR AN ADDITIONAL ONE YEAR TERM.

BIOGRAPHIES OF OTHER KEY PERSONNEL OF THE BANK

     Elizabeth O. Lollar, Executive Vice President and Chief Financial Officer. Ms. Lollar, who serves as principal financial officer of the Company, was named Chief Financial Officer of the Bank in April 2000 and Executive Vice President of the Bank in March 2001. She holds a bachelors degree in accounting from the University of Tennessee, and is a certified public accountant with over 20 years of audit and accounting experience, a large portion of which was with a national accounting firm. Ms. Lollar is a graduate of the Florida School of Banking. Age 50.

     Jerry C. Greene, Executive Vice President. Mr. Greene joined the Bank as Senior Vice President in March 2002 and was named Executive Vice President in March 2003. He has over 15 years of banking experience, most recently at AmSouth Bank, which he joined in 1995. In 1996, he was named Senior Vice President and Manager of the Commercial Middle Market Group for AmSouth’s Northeast Tennessee Market. Mr. Greene, who earned the Certified Cash Manager designation from the Association of Financial Professionals, holds a bachelors degree in economics from the University of Tennessee and is a graduate of the American Bankers Association National Commercial Lending Graduate School at the University of Oklahoma. Age 40.

     William C. Bilbro, Senior Lending Officer. Mr. Bilbro joined the Bank as Senior Vice President and Senior Lending Officer in November 2003. He has over 30 years of banking experience and was most recently employed by AmSouth Bank, from January 2000 to November 2003, overseeing the business banking department for Kingsport, Tennessee, and First American, from February 1987 to January 2000, as Commercial Banking Manager. Mr. Bilbro holds a bachelors degree in economics from Wake Forest University and is a graduate of the North Carolina School of Banking at the University of North Carolina at Chapel Hill. Age 54.

CODE OF ETHICS

     The Company and the Bank have a code of ethics and conflict of interest policy that applies to all employees, directors and officers of the Company and the Bank. The purpose of the code of ethics and conflict of interest policy, among other things, is to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable governmental laws, rules and regulations, and accountability for adherence to the code of ethics and conflict of interest policy. The Company filed a copy of the existing code of ethics and conflict of interest policy with the Securities and Exchange Commission as Appendix B to its 2004 Proxy Statement for Annual Meeting of Shareholders (filed on April 21, 2004), and the Board of Directors most recently revised the policy on December 9, 2004. The only change to the policy was the addition of defined terms for employee, gift and immediate family. The Board of Directors believe the addition of these definitions will clarify and strengthen the policy. A copy of the revised policy is attached to this Proxy Statement as Appendix A. Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics (as described in the SEC’s related rules) that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s existing code of ethics and conflict of interest policy currently applies to these persons. Until the code of ethics and conflicts of interest policy is available on the Bank’s internet website at www.fcbanktn.com, any person may request a copy from the Company without charge by writing to the Company in care of Mark Gamble, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857.

COMPENSATION OF DIRECTORS AND OFFICERS

Summary of Officers’ Compensation

     The following table summarizes the compensation paid or accrued during the three years ended December 31, 2004, to the current President of the Company and the Bank and to the Bank’s Executive Vice Presidents. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive payouts during 2002, 2003, or 2004. The Company made unrestricted stock grants (including those described on the following table) in 2003. The Company did not grant any options to purchase shares of the Company’s common stock in 2002 and 2003. The Company granted options to purchase shares of the Company’s common stock (including those described on the following table) in 2004.

	Annual					Long-Term
	Compensation					Compensation
						Unrestricted		Securities		All Other
		Salary		Bonus		Shares		Underlying		Compensation(1)
Name and Current Position	Fiscal Year	($)		($)		Granted		Options		($)
Mark A. Gamble(2) President of the Company, President and Chief Executive Officer of the Bank, Company Director	2004 2003 2002	$ $ $	180,000 165,000 150,000	$ $ $	50,000 26,700 45,000	5,000	(2)	15,000	(4)	$ $ $	12,000 12,150 13,050
Elizabeth O. Lollar(3) Executive Vice President and Chief Financial Officer of the Bank Principal Financial Officer of the Company	2004 2003 2002	$ $ $	102,000 93,500 85,000	$ $ $	12,250 7,750 12,250	1,500	(3)	7,500	(5)
Jerry C. Greene Executive Vice President and Senior Commercial Lending Officer of the Bank	2004 2003 2002	$ $ $	150,000 137,500 101,763	$ $ $	25,000 5,134 34,250			7,500	(6)

(1)	Director Fees

(2)	The fair market value of the unrestricted shares awarded to Mr. Gamble as of September 3, 2003, which is the date the unrestricted shares were awarded, was $14.75 per share ($73,750 in the aggregate).

(3)	The fair market value of the unrestricted shares awarded to Ms. Lollar as of September 3, 2003, which is the date the unrestricted shares were awarded, was $14.75 per share ($22,125 in the aggregate).

(4)	The option exercise price for the underlying shares awarded to Mr. Gamble as of January 22, 2004, is $16 per option share ($240,000 in the aggregate).

(5)	The option exercise price for the underlying shares awarded to Ms. Lollar as of January 22, 2004, is $16 per option share ($120,000 in the aggregate).

(6)	The option exercise price for the underlying shares awarded to Mr. Greene as of January 22, 2004, is $16 per option share ($120,000 in the aggregate).

OPTION GRANTS BY THE COMPANY
FOR THE YEAR ENDED DECEMBER 31, 2004

     The following table summarizes the Company’s grant of stock options during 2004 to the executive officers named below:

		Percent of Total
	Number of	Options Granted to	Per-Share Exercise
Option Grantee	Securities	Employees in Fiscal	Price	Option Expiration
Name	Underlying Options	Year 2004	($)	Date
Mark A. Gamble	15,000	46.9%	$16	January 22, 2014
Elizabeth O. Lollar	7,500	23.4%	$16	January 22, 2014
Jerry C. Greene	7,500	23.4%	$16	January 22, 2014

     The options issued in 2004 to the executive officers identified in the table above have been issued pursuant to the Company’s 1994 Stock Option Plan, as amended, and fully vest one year from the date of grant. Vesting for all options will be accelerated in the event of a “change of control” or “potential change of control” if the Board (or the Board’s stock option plan committee if one is convened) determines that a “change of control” or “potential change of control” has occurred. The 1994 Stock Option Plan defines a “change of control” as

•	an outside person, entity, or group becoming the beneficial owner of 20% or more of the combined voting power of the then outstanding voting securities of the Company able to be cast for election of directors (other than when the Company issues securities in the ordinary course of business);

•	less than a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote for election of directors are held in the aggregate by the holders of the Company’s securities entitled to vote for the election of directors immediately prior to a merger or business combination transaction, cash tender or exchange offer, sale of assets, contested election, or similar transaction; or

•	during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute the majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least 2/3 of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

A “potential change in control” is defined as

•	the approval by the Company’s shareholders of an agreement that would result in a “change in control” as defined above, or

•	the acquisition of beneficial ownership, directly or indirectly, by a person, entity, or group of the Company’s securities representing 5% of more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution that a “potential change in control” of the Company has occurred in connection with the 1994 Stock Option Plan.

     Pursuant to the 1994 Stock Option Plan, as amended, these options expire ten years from the grant date. All of the options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Company determined the fair market value of its common stock based solely on information made available to the Company from a limited number of buyers and sellers trading its common stock from time to time in private transactions, because there is no established public trading market for the Company’s stock. In the event that an option holder ceases to be employed by the Company (or the Bank) for any reason other than death, all unexercised options immediately terminate, although the Company’s board of directors have the discretionary right to extend that option holder’s exercise period for an additional three months after the date of termination (but not later than the option’s expiration date). An option holder whose employment termination is due to disability or retirement, with the consent of the Company, also has an additional three months following the employment termination date to exercise unexercised options (but not later than the option’s expiration date). The 1994 Stock Option Plan reserves to the Board of Directors the right to make the determination whether an option holder’s employment termination is due to disability or is to be considered retirement. Unexercised options held at the time of a death of an employee (or within the three month exercise period for retired employees) may be exercised within 12 months following death (but not later than the option’s expiration).

     The 1994 Stock Plan also contains customary limitations on annual grants, option price, and exercises to comply with the Internal Revenue Code and the regulations governing incentive stock option plans. (See “STOCK INCENTIVE PLANS” for additional information.)

Additional Arrangements Related to Executive Compensation

     On April 19, 2004, the Company entered into standard Non-Competition Agreements with the President and Chief Executive Officer of the Bank and President of the Company, Mark A. Gamble; the Executive Vice President and Chief Financial Officer of the Bank, Elizabeth O. Lollar, who also serves as principal financial officer of the Company; and the Executive Vice President of the Bank, Jerry C. Greene. In exchange for participation in a supplemental executive retirement plan, Mr. Gamble, Ms. Lollar, and Mr. Greene agreed not to compete with the Company or its affiliates within Hawkins County, and Sullivan County, Tennessee, and contiguous counties, for a period of 12 months if their employment were terminated. The agreement also requires no solicitation or interference with the Bank’s customers for the same period.

Director Compensation

     Members of the Board of Directors receive a fee of $750 for each regularly scheduled Company board meeting attended, $750 for each regularly scheduled Bank board meeting attended, and $350 for each special called board meeting attended. Members are reimbursed for out-of-pocket expenses incurred in their service as directors. In addition, board members who are not officers or employees of the Company or Bank receive a fee of $150 for each committee meeting attended, and inside directors receive a fee of $150 for each committee meeting attended after normal business hours. The outside directors of the Company in the past have also received options under the First Community Corporation Outside Directors’ Stock Option Plan. (See “STOCK INCENTIVE PLANS.”) The Company has an Unfunded Deferred Compensation Plan which generally provides directors with the opportunity to defer all or a portion of their regular director fees. Pursuant to the terms of the Unfunded Deferred Compensation Plan, a director may elect to invest any amounts deferred in life insurance, in which case the Bank and the director enter into a split-dollar life insurance agreement.

THE COMPANY’S STOCK INCENTIVE PLANS

     The Company’s Board of Directors and its shareholders have adopted and approved the “1994 Stock Option Plan” and the “Outside Directors’ Stock Option Plan.” The Plans are intended to promote the interests of the Company and its shareholders, to improve the long-term financial performance of the Company, and to attract and retain the Company’s management team by providing competitive financial incentives.

1994 Stock Option Plan

     The persons to whom options may be granted under the 1994 Stock Option Plan (the “Employee Plan”) will be determined from time to time by the Company’s Board of Directors, upon recommendation of the Compensation Committee (the “Committee”). Final decisions regarding administration of the Employee Plan rest with the Board. Officers and key employees of the Company and its subsidiary, as determined by the Board or the Committee, are eligible for grants of options. Directors of the Company who are not also employees of the Company (or any subsidiary) are not eligible to participate in the Employee Plan.

     The Employee Plan provides for the granting of incentive stock options and non-statutory stock options. Incentive stock options offer employees the possibility of deferring taxes until the underlying shares of stock acquired upon exercise of the option are sold. For some of the Company’s employees, the benefits of incentive stock options are outweighed by the disadvantages of certain restrictions imposed by the Internal Revenue Code. With the incentive stock options, the Company does not receive a tax deduction at any time (assuming that the employee meets the holding period requirements for capital gain treatment).

     If the Company grants non-statutory stock options under the Employee Plan, the Company receives a tax deduction at the time the employee recognizes ordinary income in an amount of such income to the employee.

     Prior to the amendments approved the Company’s shareholders at the Company’s annual meeting in 2004, an aggregate of 225,000 shares of the Company’s common stock, no par value, could be issued pursuant to the exercise of stock options by such officers and key employees of the Company and its subsidiary as the Committee may determine. As of December 31, 2003, options covering a total of 183,000 shares had been granted under the Employee Plan, and 177,000 of those had been exercised, expired or rescinded. Prior to amending the Employee Plan, a balance of 42,000 shares remained for which new options could be issued. The Company’s leadership believes that the issuance of stock options to its employees is a significant factor in recruiting and retaining exceptional employees, and the shareholders approved in April 2004 the First Amendment to the Employee Plan, which increased the number of shares of the Company’s common stock for which options can be issued from 225,000 to 475,000 shares. There are no limitations on the number of shares of common stock which may be optioned to any one person, except that the aggregate fair market value (determined as of the time the option is granted) of Company common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under the Employee Plan (and any other incentive stock option plan of the Company or any subsidiary) may not exceed $100,000.

     The Employee Plan is administered by the Company’s Board of Directors or a committee appointed by the Board of Directors. Final decisions regarding administration of the Employee Plan rest with the Board. The Employee Plan requires that the Board of Directors shall administer the Employee Plan only if [a] a majority of the entire Board and [b] a majority of the Directors acting on matters pertaining to administration of the Employee Plan, are “disinterested persons.” As amended by the shareholders in 2004, Employee Plan defines a “disinterested person” with an updated definition of “disinterested person” to require that that the Board of Directors shall administer the Employee Plan only if [a] a majority of the entire Board and [b] a majority of the Directors acting on matters pertaining to administration of the Employee Plan, are “non-employee directors” as defined by current rules promulgated by the Securities and Exchange Commission. A “non-employee director” is defined by the Securities and Exchange Commission as a director who, among other things:

•	Is not currently an officer of the Company or its subsidiaries or otherwise employed by the Company or its subsidiaries;

•	Does not receive compensation, either directly or indirectly, from the Company or its subsidiary, for consultant services or in any other capacity except as a director, except for a minimum dollar amount prescribed by the Securities and Exchange Commission;

•	Does not possess an interest in certain reportable “related party” transactions with the Company or its subsidiaries that exceed an amount prescribed by the Securities and Exchange Commission.

The updating amendment conformed the Employee Plan to current rules of the Securities and Exchange Commission and provided for the appropriate level of director independence taking action under the Employee Plan. (See also “COMPENSATION OF DIRECTORS AND OFFICERS—Summary of Officers’ Compensation.”)

Outside Directors’ Stock Option Plan

     The Outside Directors’ Stock Option Plan (the “Directors’ Plan”) provides that each person who was a non-employee director of the Company in April 1994 received an option to purchase 7,500 shares of the Company’s common stock, no par value. This option was exercisable immediately. In addition, on the first business day following the annual meeting of shareholders of each of the years 1994 through and including 1998, each outside director immediately following such annual meeting was granted an option to purchase 1,500 shares of stock. These options issued in 1994 through 1998 vest at a rate of 20% per year on the anniversary date of the annual meeting of shareholders. The exercise price of all options equals the fair market value of the Company’s common stock on the day of the annual meeting of shareholders. The options under the Directors’ Plan are non-statutory options intended not to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

     An aggregate of 150,000 shares are reserved for grants of options pursuant to the Directors’ Plan. Shares subject to options which terminate or expire unexercised will be available for future option grants. The total number of shares subject to the Directors’ Plan and the number covered under each individual option is subject to automatic adjustment in the event of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, as determined by the Board of Directors. If any non-employee director ceases to be a director as a result of death or total disability while holding an option that has not expired and has not been fully exercised, such person or such person’s executors, administrators, heirs, personal representative, conservator or distributees may, at any time within one year after the date of such death or total disability, exercise the option in its entirety with respect to all remaining shares covered by that option.

MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES

     During 2004, the Board of Directors of the Bank met 12 times and the Board of Directors of the Company met 4 times. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors of both the Company and Bank and at least 75% of the total number of meetings of all committees on which he served.

     There are no standing committees of the Board of Directors of the Company, but the Bank has established a standing Audit Committee, Compensation Committee, and Nominating Committee. The Audit and Compensation Committees undertake certain corresponding responsibilities on behalf of the Boards of both the Company and the Bank and report to the directors of both the Company and the Bank.

     In addition to the standing Audit, Compensation, and Nominating Committees, the Bank has established several other committees on which various directors and executive officers serve. These additional committees include the Executive Committee (which may exercise the authority of the Board of Directors, to the extent permitted by law, in the management of the Bank between meetings of the Board of Directors), Building Committee, Compliance Committee, Data Processing Committee, Disaster Recovery Committee, Investment Committee, Loan Committee, Risk Management Committee, and Management Committee.

Audit Committee

     The Audit Committee is comprised of Mr. Johnson, Mr. Krickbaum, Mr. Young, and Mr. Taylor and is chaired by Mr. Krickbaum. Mr. Gamble and Ms. Lollar may also attend the committee’s meetings at the committee’s invitation to report on Company and Bank matters. The committee is responsible for recommending the Company’s and Bank’s independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, and generally establishing and monitoring the Company’s and Bank’s financial policies, internal financial control procedures and integrity of financial reporting. Prior to the public release of annual and quarterly financial information, the Committee discusses with management and the independent accountants the results of the independent accountants’ audit or review procedures associated with this information. As well, the Committee pre-approves all audit and non-audit services to be performed by the independent accountants. The Committee is comprised of directors who are “independent,” as defined by the NASDAQ Market Place Rules and who are able to exercise independent judgment as committee members. No member of the Audit Committee, other than in his capacity as a member of the Board of Directors or Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company or Bank. The Audit Committee has adopted an Audit Committee charter, a copy of which was filed by the Company with the SEC as Appendix A to the Company’s 2004 Proxy Statement for Annual Meeting of Shareholders (filed on April 21, 2004). During 2004, the Audit Committee met 5 times. (See below “AUDIT COMMITTEE REPORT.”)

     The Company has no “Audit Committee financial expert” as defined by the regulations of the Securities and Exchange Commission. The Company believes the cost to retain a financial expert at this time is prohibitive. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

     During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

     All fiscal year 2004 audit and non-audit services provided by the independent auditors were pre-approved.

Compensation Committee

     The Compensation Committee, which is comprised of Mr. Davis, Mr. Johnson, Mr. Krickbaum, and Mr. Young and is chaired by Mr. Krickbaum. Mr. Gamble and Ms. Lollar may also attend the committee’s meetings at the committee’s invitation to report on compensation related matters. The committee is responsible for recommending to the Boards of the Company and the Bank the officers’ salaries, bonuses and other compensation, and for administering the Company’s stock option plans. During 2004, the Compensation Committee met 3 times.

Nominating Committee

     The Nominating Committee, which is comprised of Mr. Gamble, Mr. Krickbaum, Mr. Jenkins, and Mr. Richardson, and is chaired by Mr. Krickbaum, is responsible for reviewing the qualifications and making recommendations to the Company’s and Bank’s boards of persons eligible to stand for election as director. The Nominating Committee does not have a charter. The Committee does not accept unsolicited recommendations for director nominees from shareholders. The Committee members seek to identify potential candidates for membership on the Company’s Board of Directors through conversations with other currently serving directors, senior management, and other members of the communities served by the Company. The Committee believes this approach is the most effective for recruiting qualified nominees. The Company considers characteristics and suitability in nominees that are standard for bank and bank holding company directors, including requirements for directors as promulgated by the agencies that regulate the Company and the Bank. The Nominating Committee meets on an as-needed basis when convened by its chairman. The committee did not meet in 2004. All of the members of the Committee, except for Mr. Gamble, who is an officer of the Company, are “independent” as defined by the NASDAQ Marketplace Rules.

AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s and Bank’s financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004, with management and with representatives of Crowe Chizek and Company LLC, the Company’s independent auditors; (ii) discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and (iii) received and discussed with the auditors the written disclosures and letter from the auditors required by Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with representatives of Crowe Chizek and Company LLC the firm’s independence from the Company and the Bank.

     Based on the foregoing reviews and meetings, and relying on those reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

THE FOREGOING REPORT IS SUBMITTED BY
THE MEMBERS OF THE AUDIT COMMITTEE:

William J. Krickbaum, Chairman
David R. Johnson
Stewart A. Taylor
Tommy W. Young

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and with respect to its 2004 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to 2004 by Section 16(a) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company’s directors and officers, as well as business organizations and individuals affiliated with them, are customers of the Bank. All loan transactions to such individuals and entities are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated borrowers and do not involve more than the normal risk of repayment or present any other unfavorable features.

     There are no cases in which aggregate extensions of credit outstanding to any one director or officer and his or her affiliates exceeds 19% of the equity capital of the Bank. As of December 31, 2004, the total amount of loans to directors and executive officers was $4,890,767, or approximately 40% of shareholders’ equity.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Crowe Chizek and Company LLC (formerly Crowe, Chizek and Company LLP) (“Crowe Chizek”) were the principal accountants for the Company and its subsidiaries, and reported on the Company’s consolidated financial statements, for the fiscal year ended December 31, 2004. The firm is an Indianapolis-based national accounting firm and is successor to Heathcott & Mullaly, P.C., which was the Company’s independent accountants and auditors since 1993. A representative from the firm is not expected to attend the Annual Meeting.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

Audit Fees

     Aggregate fees, including out-of-pocket expenses, for professional services rendered by Crowe Chizek in connection with (i) the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2004, and (ii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of September 30, 2004, June 30, 2004, and March 31, 2004 were $49,850. Aggregate fees for these services for the fiscal year ending December 31, 2003, were $58,000.

Audit-Related Fees

     Aggregate fees, including out-of-pocket expenses, for professional services rendered by Crowe Chizek for audit-related services for the year ended December 31, 2004, were $2,700. Audit-related services include due diligence related to acquisitions, review of the Company’s procedures related to internal controls over financial reporting, and procedures relating to various other audit and special reports. Aggregate fees for these services for the fiscal year ending December 31, 2003, were $0.

Tax Fees

     Aggregate fees, including out-of-pocket expenses, for professional services rendered by Crowe Chizek in connection with tax compliance for the year ended December 31, 2004, were $11,470. Aggregate fees for these services for the fiscal year ending December 31, 2003, were $4,000.

All Other Fees

     During the year ended December 31, 2004, aggregate fees of $1,700 were paid to Crowe Chizek for other professional services. During the fiscal year ending December 31, 2003, no fees were paid to Crowe Chizek for any other professional services.

SHAREHOLDER PROPOSALS AND
COMMUNICATION TO THE BOARD OF DIRECTORS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2006 Annual Meeting of shareholders must be submitted by a shareholder by December 31, 2005, to be included in the proxy statement relating to the 2006 Annual Meeting. All such proposals intended for presentation at the 2006 Annual Meeting must be delivered by December 31, 2005, to Mark A. Gamble, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement.

Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

     Other than shareholder proposals, shareholders may communicate with any of the members of the Company’s board of directors, including the chair of any of the standing committees, by writing to the director in care of First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857.

ANNUAL REPORT ON FORM 10-KSB

     To obtain a copy of the Company’s Annual Report for the fiscal year ended December 31, 2004, on Form 10-KSB as filed with the Securities and Exchange Commission (available without charge to shareholders), please write or telephone Mark A. Gamble, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857 (Telephone: 423/272-5800).

PROXY
FIRST COMMUNITY CORPORATION
ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Wednesday, May 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(Please sign and return in the enclosed envelope.)

     The undersigned shareholder(s) of First Community Corporation (the “Corporation”) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders, dated April 15, 2005, and hereby appoint(s) Mark A. Gamble Proxy of the undersigned, with full power of substitution and revocation, and authorize(s) him to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 11, 2005, at 9:00 a.m. (local time), at the main office of First Community Bank at 809 West Main Street, Rogersville, Tennessee, and any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE FOLLOWING PROPOSALS:

1. Election of Directors.

                             ☐ FOR all nominees named (except as crossed through)

Leland A. Davis	Dr. David R. Johnson	A. Max Richardson
Mark A. Gamble	William J. Krickbaum	Stewart A. Taylor
Kenneth E. Jenkins	Sidney K. Lawson	Tommy W. Young

2. With discretionary authority on any other matter which properly comes before the meeting.

☐ FOR                     ☐ AGAINST                      ☐ ABSTAIN

PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.

     This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made, it will be voted in favor of each of the proposals.

Signature
Date